SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2006

Morgan Stanley
(Exact Name of Registrant
as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11758 (Commission File Number)	36-3145972 (IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

   Item 1.01. Entry into a Material Definitive Agreement.

     Effective July 6, 2006, the Board of Directors (“Board”) of Morgan Stanley (the “Company”), upon the recommendation of the Board’s Nominating and Governance Committee, approved a revised approach to non-employee director equity awards and changes to non-employee director annual retainers. The revised approach to non-employee director equity awards was approved by the Board on June 23, 2006 and the changes to non-employee director annual retainers were approved by the Board on June 20, 2006.

      Revised Approach to Non-Employee Director Equity Awards

     To make the value of non-employee director compensation more transparent, and to further enhance the alignment of interests of the Company’s non-employee directors with the interests of shareholders, the Board adopted a revised approach to non-employee director equity awards. Under the revised approach: (1) equity awards to non-employee directors will be based on a predetermined dollar value, rather than a number of shares; (2) the dollar value of the annual equity award and the new director equity award will be $250,000 per award; (3) directors will be required to hold in the form of stock units 50% of each annual equity award and each new director award that they receive, with payout in Morgan Stanley common stock after the director's retirement from the Board; and (4) the remaining 50% of each annual award and each new director award will continue to be made in stock, payable immediately (with the option to defer payment, as is currently the case).

      Revised Non-Employee Director Annual Retainers

     The Board approved the following annual retainers: (1) the Chair of the Audit Committee will receive an annual retainer of $30,000 and the other members of the Audit Committee will each receive an annual retainer of $15,000; (2) the Chairs of the Compensation, Management Development and Succession Committee and the Nominating and Governance Committee will each receive an annual retainer of $20,000 and the other members of each of those committees will each receive an annual retainer of $10,000; and (3) the Lead Director will receive an annual retainer of $30,000. Each non-employee director will receive a pro-rated portion of each such additional retainer applicable to such director for the period from July 6, 2006 to the 2007 Annual Meeting of Shareholders of the Company. Each non-employee director will remain entitled to receive an annual retainer of $75,000 for service on the Board. This summary is qualified by the entirety of the Schedule of Non-Employee Directors Retainers that is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

   Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     Effective June 20, 2006, the Company made certain amendments to its Amended and Restated Bylaws (the “Amended and Restated Bylaws”), to (i) enable the Board and the committees of the Board to consent to action by electronic transmission, (ii) clarify that a stockholder or director may waive by electronic transmission notice of a stockholder or Board meeting, respectively, and (iii) expand the definition of “Subsidiaries” to include non-corporate entities, such as limited liability companies, established by the Company. In addition, the Company made other amendments of a more technical nature, including to (i) clarify the title of the Chairman of the Board and Chief Executive Officer, (ii) authorize the Board and the person presiding over any stockholder meeting to create rules and regulations relating to the conduct of stockholder meetings, (iii) correct outdated cross-references, (iv) clarify the responsibilities of the Secretary and the Assistant Secretaries of the Company, (v) clarify that voicemail messages constitute effective notice, (vi) delete a sentence regarding quorum at Board meetings, (vii) reflect the name change of the Compensation Committee to the Compensation, Management Development and Succession Committee, (viii) clarify that directors may be compensated for service as Lead Director, (ix) clarify that the Chairman of the Board shall be a director and shall preside at all stockholder meetings and (x) expand the list of persons to whom any request for indemnification or advancement of expenses under the Amended and Restated Bylaws may be addressed to include the Chief Legal Officer and designees.

     This summary is qualified by the entirety of the Amended and Restated Bylaws that are filed as Exhibit 3 to this Form 8-K and are incorporated herein by reference.

   Item 9.01 Financial Statements and Exhibits

      (d) Exhibits

Exhibit
Number	Description

3	Amended and Restated Bylaws of Morgan Stanley, as amended effective June 20, 2006
10	Morgan Stanley Schedule of Non-Employee Directors Retainers, effective July 6, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY
(Registrant)

Date:	June 26, 2006	By:	/s/ William J. O’ Shaughnessy, Jr.

			Name:	William J. O’ Shaughnessy, Jr.
			Title:	Assistant Secretary